Exhibit 10.1

FIRST AMENDMENT
TO THE
NEAR INTELLIGENCE, INC. 2023 EQUITY INCENTIVE PLAN

This FIRST AMENDMENT TO THE NEAR INTELLIGENCE, INC. 2023 EQUITY INCENTIVE PLAN (this “Amendment”), effective as of July 26, 2023 (the “Effective Date”), is made and entered into by Near Intelligence, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Near Intelligence, Inc. 2023 Equity Incentive Plan (the “Plan”).

RECITALS

WHEREAS, pursuant to Article XII of the Plan, the Board of Directors of the Company (the “Board”) or any committee of the Board duly authorized by the Board to administer the Plan, may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, subject to approval of the Company’s stockholders in accordance with Article XII of the Plan;

WHEREAS, the Board desires to amend the Plan to increase the aggregate number of shares of Common Stock that may be issued under the Plan, as set forth in Section 4.1 of the Plan, by an additional 5,537,520 shares of Common Stock; and

WHEREAS, on July 26, 2023, at the Company’s special meeting of stockholders, the Board submitted this Amendment to the Company’s stockholders for their approval.

NOW, THEREFORE, in accordance with Article XII of the Plan, the Company hereby amends the Plan, effective as of the Effective Date, as follows:

1. Section 4.1 of the Plan is hereby amended by replacing the references therein to “5,895,263” with “11,432,783”.

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

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Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the Effective Date.

NEAR INTELLIGENCE, INC.

By:	/s/ Rahul Agarwal
	Name:	Rahul Agarwal
	Title:	Chief Financial Officer